As filed with the Securities and Exchange Commission on May 18, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
ADAMS RESOURCES & ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	74-1753147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027
(713) 881-3600
(Address, including zip code, of Registrant's principal executive offices)
_____________________________
 ADAMS RESOURCES & ENERGY, INC.
AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan)
_____________________________
 Tracy E. Ohmart
Chief Financial Officer
17 South Briar Hollow Lane, Suite 100
Houston, Texas 77027
(713) 881-3600
(Name, address, including zip code, and telephone number, including area code, of Registrant’s agent for service)
 _____________________________

Copies to:
Eugene W. McDermott Jr.
Locke Lord LLP
One Financial Plaza, Suite 2800
Westminster Street
Providence, RI 02903
(401) 274-9200
 _____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Adams Resources & Energy, Inc. (the “Company”) is filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering an additional 150,000 shares of its common stock, par value $0.10 per share, reserved for issuance under the Adams Resources & Energy, Inc. Amended and Restated 2018 Long-Term Incentive Plan (the “2018 Plan”). These additional shares are authorized for issuance under the 2018 Plan as a result of amendments to the 2018 Plan that were recommended for approval by the Company’s Board of Directors and approved by the Company’s shareholders on May 10, 2022.
In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 filed by the Company with the Commission on May 14, 2018 (File No. 333-224916) is incorporated by reference to this Registration Statement except to the extent amended or updated hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

•The Company’s Annual Report on Form 10-K, for the year ended December 31, 2021, filed on March 9, 2022;
•The Company’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2022, filed on May 16, 2022;
•The Company’s Current Reports on Form 8-K, filed on March 24, 2022 and May 10, 2022; and
•The Company’s description of its common stock contained in Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

    The following are filed as exhibits to this registration statement.

Exhibit
No.	Description of Exhibit

3.1	Certificate of Incorporation of Adams Resources & Energy, Inc., as amended (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K for the year ended December 31, 2019).
3.2	Bylaws of Adams Resources & Energy, Inc., as amended (incorporated by reference to Exhibit 3(b) of the Annual Report on Form 10-K for the year ended December 31, 2012).
4.1
Adams Resources & Energy, Inc. Amended and Restated 2018 Long-Term Incentive Plan, effective as of May 10, 2022 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on May 10, 2022).

5.1*	Opinion of Locke Lord LLP regarding the legality of the securities registered hereby.
23.1*	Consent of KPMG LLP.
23.2	Consent of Locke Lord LLP (contained in Exhibit 5.1).
24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on May 18, 2022.

ADAMS RESOURCES & ENERGY, INC.

/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and Principal
Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Kevin J. Roycraft and Tracy E. Ohmart, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the persons on the following page in the capacities indicated below on May 18, 2022.

Signature	Title

/s/ Kevin J. Roycraft	Chief Executive Officer
Kevin J. Roycraft	(Principal Executive Officer)
/s/ Tracy E. Ohmart	Chief Financial Officer
Tracy E. Ohmart	(Principal Financial Officer and Principal Accounting Officer)
/s/ Townes G. Pressler	Director and Chairman of the Board
Townes G. Pressler
/s/ Murray E. Brasseux	Director
Murray E. Brasseux
/s/ Dennis E. Dominic	Director
Dennis E. Dominic
/s/ Michelle A. Earley	Director
Michelle A. Earley
/s/ Richard C. Jenner	Director
Richard C. Jenner
/s/ John O. Niemann Jr.	Director
John O. Niemann Jr.
/s/ W.R. Scofield	Director
W.R. Scofield

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